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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.950% Senior Notes due 2022	$1,000,000,000	99.813%	$998,130,000	$100,511.70

Guarantees of Notes registered pursuant to this registration statement	—	—	—	(2)

Total				$100,511.70

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-205129

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 22, 2015)

AerCap Ireland Capital Limited

AerCap Global Aviation Trust

$1,000,000,000 3.950% Senior Notes due 2022

Guaranteed by AerCap Holdings N.V.

          AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland (the "Irish Issuer"), and AerCap Global Aviation Trust, a Delaware statutory trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), are offering $1,000,000,000 aggregate principal amount of 3.950% Senior Notes due 2022 (the "Notes"). The Notes are being issued pursuant to an indenture, dated as of May 14, 2014 (the "Indenture"), among the Issuers, the guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the "Trustee").

          The Issuers will pay interest on the Notes semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2016.

          The Issuers may redeem some or all of the Notes at their option at any time and from time to time by paying a specified "make-whole" premium described under "Description of Notes—Optional redemption." If we experience a change in control followed by a ratings decline, the Issuers will be required to make an offer to purchase all of the Notes at the price described under "Description of Notes—Repurchase at the Option of Holders—Change in Control Triggering Event." The Issuers may redeem the Notes at their option, at any time, in whole but not in part, in the event of certain developments affecting taxation described under "Description of Notes—Redemption for Changes in Withholding Tax."

          The Notes will be joint and several obligations of the Issuers and will be the Issuers' senior unsecured obligations. The Notes will be fully and unconditionally guaranteed (the "guarantees") on a senior unsecured basis by AerCap Holdings N.V. (the "Parent Guarantor," and such guarantee, the "Parent Guarantee") and certain other subsidiaries of the Parent Guarantor (together with the Parent Guarantor, the "guarantors") as described under "Description of Notes—Guarantees." The Notes and the guarantees will rank pari passu in right of payment with all senior debt of the Issuers and the guarantors and will rank senior in right of payment to all of the Issuers' and the guarantors' subordinated debt. The Notes will be effectively subordinated to all of the Issuers' and each guarantor's existing and future secured debt to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all of the existing and future debt and other liabilities of the Parent Guarantor's subsidiaries (other than the Issuers) that do not guarantee the Notes. See "Description of Notes—Ranking."

          Investing in the Notes involves risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement before you make an investment in the Notes.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to the Issuers

Per Note	99.813%	0.700%	99.113%

Total	$998,130,000	$7,000,000	$991,130,000

(1)
Plus accrued interest, if any, from May 23, 2016.

          Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the Notes in global form through the book-entry system of The Depository Trust Company ("DTC") and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream"), on or about May 23, 2016.

Joint Book-Running Managers

Barclays	Mizuho Securities	RBC Capital Markets	Wells Fargo Securities

BNP PARIBAS	BofA Merrill Lynch	Citigroup
Credit Agricole CIB	Credit Suisse	Deutsche Bank Securities
Fifth Third Securities	Goldman, Sachs & Co.	HSBC
J.P. Morgan	Morgan Stanley	SunTrust Robinson Humphrey

Co-Managers

ING	Scotiabank

Prospectus Supplement dated May 17, 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        We are responsible only for the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Notes.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement. Investors should carefully review the risk factors relating to us in the section captioned "Risk Factors" herein and in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the "SEC") on March 23, 2016. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control. As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to "AerCap," "we," "us," "our" and "the Company" include AerCap Holdings N.V. and its subsidiaries as a combined entity.

        This prospectus supplement has not been prepared in accordance with and is not a "prospectus" or a "supplement" for the purposes of Directive 2003/71/EC (as amended by Directive 2010/73/EU) (the "Prospectus Directive") and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Directive and is referred to as a "prospectus supplement" because this is the terminology used for such an offer document in the U.S.

        This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuers, the Guarantors or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. None of the Issuers, the Guarantors or the underwriters has authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers, the Guarantors or the underwriters to publish or supplement a prospectus for such offer. In this paragraph, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

S-ii

        Except as otherwise noted, all dollar amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are in U.S. dollars. The consolidated financial statements of the Company and of International Lease Finance Corporation ("ILFC") incorporated by reference herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

S-iii

 FORWARD LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus supplement, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

  •
  the availability of capital to us and to our customers and changes in interest rates,

  •
  the ability of our lessees and potential lessees to make operating lease payments to us,

  •
  our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses,

  •
  changes in the overall demand for commercial aircraft leasing and aircraft management services,

  •
  the effects of terrorist attacks on the aviation industry and on our operations;

  •
  the economic condition of the global airline and cargo industry and the economic and political conditions,

  •
  competitive pressures within the industry,

  •
  the negotiation of aircraft management services contracts,

  •
  regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes, and

  •
  the risks described or referred to in "Risk Factors" in this prospectus, any prospectus supplement or in our Annual Report on Form 20-F for the year ended December 31, 2015.

        The words "believe", "may", "aim", "estimate", "continue", "anticipate", "intend", "expect" and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus supplement and the accompanying prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under "Risk Factors" herein and in our Annual Report on Form 20-F for the year ended December 31, 2015. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to foreign private issuers. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

        You may read and copy any document we file with or furnish to the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC's Internet website at www.sec.gov. We will provide each person to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., La Touche House, IFSC, Dublin 1, Ireland, Attention: Compliance Officer, or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement.

INCORPORATION BY REFERENCE

        The following documents filed with or furnished to the SEC are incorporated herein by reference:

  •
  AerCap's Annual Report on Form 20-F for the year ended December 31, 2015, as filed with the SEC on March 23, 2016; and

  •
  AerCap's Reports on Form 6-K, furnished to the SEC on May 14, 2014 and May 13, 2016.

        The financial statements of ILFC are incorporated in this prospectus supplement by reference to our Report on Form 6-K dated May 14, 2014, and have been so incorporated to satisfy the requirements of Rule 3-05 of Regulation S-X.

        All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, Reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of this offering, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-v

PROSPECTUS SUMMARY

        This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully together with the information incorporated by reference herein, including "Risk Factors" and the financial statements, and notes related thereto, incorporated by reference in this prospectus supplement, before making an investment decision.

Our Business

        We are the world's largest independent aircraft leasing company. We focus on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using our platform to deploy these assets with the objective of delivering superior risk adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our shareholders. We are an independent aircraft lessor, and, as such, we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer.

        We operate our business on a global basis, leasing aircraft to customers in every major geographical region. As of December 31, 2015, we owned 1,109 aircraft, excluding four aircraft that were owned by AeroTurbine, managed 141 aircraft, including those owned and on order by AerDragon, had 447 new aircraft on order, including 209 Airbus A320neo family aircraft, 109 Boeing 737MAX aircraft, 51 Boeing 787 aircraft, 50 Embraer E-Jets E2 aircraft, 27 Airbus A350 aircraft and one Boeing 737NG aircraft. The average age of our 1,109 owned aircraft fleet, weighted by net book value, was 7.7 years as of December 31, 2015.

        We lease most of our aircraft to airlines under operating leases. Under an operating lease, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and the lessor receives the benefit, and assumes the risk, of the residual value of the equipment at the end of the lease. As of December 31, 2015, our owned and managed aircraft were leased to over 200 commercial airline and cargo operator customers in approximately 80 countries.

        We have the infrastructure, expertise and resources to execute a large number of diverse aircraft transactions in a variety of market conditions. During the year ended December 31, 2015, we executed 405 aircraft transactions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our aircraft portfolio. During the year ended December 31, 2015, our weighted average owned aircraft utilization rate was 99.5%, calculated based on the average number of months the aircraft are on lease during the year. The utilization rate is weighted proportionately to the net book value of the aircraft as of December 31, 2015.

 THE OFFERING

        The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the "Description of Notes" section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes. In this subsection, "we"", "us" and "our" refer to the Parent Guarantor.

Issuers:	AerCap Ireland Capital Limited and AerCap Global Aviation Trust.
Securities Offered:	$1,000,000,000 aggregate principal amount of 3.950% Senior Notes due 2022.
Maturity Dates:	The Notes will mature on February 1, 2022.
Interest:

Interest on the Notes will be payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2016. The Notes will bear interest at 3.950% per year. Interest will accrue from May 23, 2016.

Guarantees:

The Notes will be fully and unconditionally guaranteed, jointly and severally and on a senior unsecured basis, by us, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. See "Description of Notes—Guarantees."

Ranking	The Notes and the guarantees will be the Issuers' and the guarantors' general unsecured senior indebtedness and will:
• rank senior in right of payment to any of the Issuers' and the guarantors' obligations that are, by their terms, expressly subordinated in right of payment to the Notes and the guarantees;

•

rank pari passu in right of payment to all of the Issuers' and the guarantors' existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the guarantees;

•

be effectively subordinated to all of the Issuers' and the guarantors' existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

be structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of our subsidiaries (other than the Issuers) that do not guarantee the Notes.

See "Description of Notes—Ranking."

After giving effect to this offering, as of March 31, 2016, the principal amount of our outstanding indebtedness, which excludes fair value adjustments of $0.8 billion and debt issuance costs and debt discounts of $0.2 billion, would have been approximately $30.2 billion, of which approximately $12.7 billion was secured, and we had $6.2 billion of undrawn lines of credit available under our credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants.

In addition, as of March 31, 2016, our subsidiaries that are not guarantors of the Notes (other than the Issuers) had total liabilities, including trade payables (but excluding intercompany liabilities), of $12.6 billion and total assets (excluding intercompany receivables) of $20.6 billion. In addition, for the three months ended March 31, 2016, our subsidiaries that are not guarantors (other than the Issuers) generated $113.3 million, or 51%, of our consolidated net income, and $637.1 million, or 48%, of our total revenues and other income.

Additional Amounts:

The Issuers and the guarantors will make all payments in respect of the Notes or the guarantees, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Ireland, the Netherlands, the United States or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. If the Issuers or any guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the Notes or the guarantees, subject to certain exceptions, the Issuers or the relevant guarantor, as applicable, will pay to the holders of the Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. See "Description of Notes—Additional Amounts."

Optional Redemption for Changes in Withholding Taxes:

If the Issuers become obligated to pay any additional amounts as a result of any change in the law of Ireland, the Netherlands, the United States or certain other relevant taxing jurisdictions that becomes effective after the date on which the Notes are issued (or on the date the relevant taxing jurisdiction became applicable, if later), the Issuers may redeem the Notes at their option in whole, but not in part, at any time at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date and additional amounts to the redemption date. See "Description of Notes—Redemption for Changes in Withholding Taxes."

Optional Redemption:

Prior to the Par Call Date (as defined under "Description of Notes—Certain Definitions"), the Notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date:

• 100% of the principal amount of the Notes being redeemed; or

•

the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Note through the Par Call Date (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 45 basis points.

On or after the Par Call Date, the Notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Change of Control Triggering Event:

If the Issuers experience a change of control followed by a ratings decline, holders will have the right to require them to purchase each holder's Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Notes—Repurchase at the Option of the Holders—Change of Control Triggering Event."

Certain Covenants:	The Indenture contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•

incur liens on assets, subject to certain exceptions, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 12.5% of our and our restricted subsidiaries' consolidated net tangible assets;

• declare or pay dividends or acquire or retire shares of our capital stock during the pendency of certain events of default;
• designate, except in compliance with certain terms, restricted subsidiaries as unrestricted subsidiaries or designate unrestricted subsidiaries as restricted subsidiaries;
• make investments in or transfer assets to unrestricted subsidiaries during the pendency of a default or event of default; and
• consolidate, merge or sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to important qualifications and exceptions as described under "Description of Notes—Certain Covenants."
Use of Proceeds:	We will use the net proceeds from this offering for general corporate purposes including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.
Tax Consequences:

For a discussion of the possible Irish, Netherlands and U.S. federal income tax consequences of an investment in the Notes, see "Certain Irish, Netherlands and U.S. Federal Income Tax Consequences." You should consult your own tax advisor to determine the Irish, Netherlands, U.S. federal, state, local and other tax consequences of an investment in the Notes.

Risk Factors:

You should carefully consider the information set forth herein under "Risk Factors" and in the section captioned "Risk Factors" in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2015, filed with the SEC on March 23, 2016, before deciding whether to invest in the Notes.

Denominations:	The Notes will be issued in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.
Listing:

Application will be made to the Irish Stock Exchange plc (the "Irish Stock Exchange") for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you, however, that this application will be accepted. Currently, there is no public market for the Notes.

Governing Law:	State of New York.
Trustee:	Wilmington Trust, National Association.

RISK FACTORS

        In addition to the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including in the section captioned "Risk Factors" in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2015 and the matters addressed under "Forward Looking Statements" in the accompanying prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Notes.

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

        After giving effect to this offering, as of March 31, 2016, the principal amount of our outstanding indebtedness, which excludes fair value adjustments of $0.8 billion and debt issuance costs and debt discounts of $0.2 billion, would have been approximately $30.2 billion (approximately 68% of our total assets as of that date), and for the three months ended March 31, 2016 our interest expense would have been $0.3 billion. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. After giving effect to this offering, our fixed rate debt of $21.4 billion would have represented 71% of our principal amount of outstanding indebtedness as of March 31, 2016. Our level of indebtedness:

  •
  requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

  •
  may make it more difficult for us to satisfy our obligations with respect to the Notes;

  •
  restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

  •
  may impair our ability to obtain additional financing on favorable terms or at all in the future;

  •
  may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  may make us more vulnerable to downturns in our business, our industry or the economy in general.

Despite our substantial debt, we may still be able to incur significantly more debt, including secured debt, which would increase the risks described herein.

        Despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and meeting our contractual obligations. The agreements relating to our debt, including our indentures, term loan facilities, ECA guaranteed financings, revolving credit facilities, securitizations, subordinated joint venture agreements and other financings, limit but do not prohibit our ability to incur additional debt. If we increase our total indebtedness, our debt service obligations will increase. We will become more exposed to the risks arising from our substantial level of indebtedness as described above as we become more leveraged. As of March 31, 2016, we had approximately $6.2 billion of undrawn lines of credit available under our credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants. We regularly consider market conditions and our ability to incur indebtedness to either refinance existing indebtedness or for working capital. If additional debt is added to our current debt levels, the related risks we face could increase.

The Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

        The Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are primarily holding companies with very limited operations. Their only significant assets are the equity interests of their directly held subsidiaries. As a result, the Irish Issuer, the Parent Guarantor and the other guarantors of the Notes are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing their subsidiaries' indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuers or the guarantors to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuers or the guarantors by their subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to the Issuers or the guarantors by their subsidiaries will be contingent upon their subsidiaries' earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide the Issuers or the guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest on the Notes when due. In the event that the Issuers or the guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes.

The Notes and the guarantees are effectively subordinated to our and our guarantors' existing and future secured indebtedness.

        The Notes and the guarantees are unsecured obligations of the Issuers and each guarantor, respectively, and are effectively subordinated to all of the Issuers' and each guarantor's existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. As a result, in the event of any liquidation, insolvency, dissolution, reorganization or similar proceeding relating to us or our property, holders of any secured indebtedness of ours will have claims that are prior to the claims of any noteholder with respect to the assets securing such secured indebtedness. After giving effect to this offering, as of March 31, 2016, the Issuers and the guarantors would have had approximately $20.0 billion of indebtedness outstanding (excluding fair value adjustments, debt issuance costs and debt discounts) of which approximately $2.6 billion would have been secured.

        If we defaulted on our obligations under any of our secured debt, our secured lenders would be entitled to foreclose on our assets securing that indebtedness and liquidate those assets. If any secured indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including amounts due on the Notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of our secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the Notes will be entitled to receive any payment with respect thereto. As a result, the holders of the Notes may recover disproportionately less than the holders of secured indebtedness, and it is possible that there will be no assets from which claims of holders of the Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full.

        The Indenture contains a covenant that provides, subject to certain exceptions, that we must secure the Notes equally and ratably with certain secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee in the event that the amount of such secured indebtedness exceeds 12.5% of our consolidated net tangible assets, as defined in the Indenture, as shown on or derived from our most recent quarterly or annual consolidated balance sheet. If this covenant is triggered, we would be obligated to secure the Notes equally and ratably with such other secured indebtedness. As equally and ratably secured parties, holders of the Notes would no longer be effectively subordinated to the other equally and ratably secured indebtedness. The value of the collateral securing our obligations to the holders of the Notes and to the other secured holders, however, could be insufficient to repay the holders of the Notes and the other secured holders in full. To the extent of any insufficiency in the value of such collateral, holders of the Notes would have unsecured claims ranking equally and ratably with unsecured creditors.

        We may be able to obtain secured financing without regard to the foregoing limit under the Indenture by doing so through unrestricted subsidiaries. Our indentures provide us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted and to invest in those unrestricted subsidiaries. We cannot predict, however, whether we would be able to obtain any required consents so as to incur additional secured debt under our other bank credit facilities and indentures, which also limit our ability to incur secured indebtedness. See "—Risks Related to Our Substantial Indebtedness and the Notes—To Service Our Debt and Meet Our Other Cash Needs, We Will Require a Significant Amount of Cash, Which May Not Be Available" and "Description of Notes—Certain Covenants—Restrictions on Liens."

The Notes and the guarantees are structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that are not, or do not become, guarantors of the Notes.

        The Notes are not guaranteed by all of our subsidiaries. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In the future, other restricted subsidiaries of the Parent Guarantor may be required to guarantee the Notes. See "Description of Notes—Certain Covenants—Future Subsidiary Guarantors."

        Our subsidiaries that do not guarantee the Notes, including any subsidiaries that we designate as unrestricted, have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the Notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any non-guarantor subsidiary such that, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before the holders of the Notes would be entitled to any payment.

        In addition, our subsidiaries that provide, or will provide, guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including the designation of that subsidiary guarantor as an unrestricted subsidiary in accordance with the terms of the Indenture. The Indenture provides us with significant flexibility to designate our subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. If any subsidiary guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See "Description of Notes—Guarantees."

        As of March 31, 2016, our subsidiaries that are not guarantors of the Notes (other than the Issuers) had total liabilities, including trade payables (but excluding intercompany liabilities), of $12.6 billion and total assets (excluding intercompany receivables) of $20.6 billion. In addition, for the three months ended March 31, 2016, our subsidiaries that are not guarantors generated $113.3 million, or 51%, of our consolidated net income, and $637.1 million, or 48%, of our total revenues and other income.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Notes.

        Our indentures, term loan facilities, ECA guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings and other agreements governing our debt impose operating and financial restrictions on our activities that limit or prohibit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  create liens on assets;

  •
  sell certain assets;

  •
  make certain investments, loans, guarantees or advances;

  •
  declare or pay certain dividends and distributions;

  •
  make certain acquisitions;

  •
  consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into transactions with our affiliates;

  •
  change the business conducted by the borrowers and their respective subsidiaries;

  •
  enter into a securitization transaction unless certain conditions are met; and

  •
  access cash in restricted bank accounts.

        The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including our obligations under the Notes.

Unrestricted subsidiaries generally will not be subject to any of the covenants in the Indenture and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Subject to compliance with the restrictive covenants contained in the Indenture, the Issuers will be permitted to designate any of the Parent Guarantor's subsidiaries (other than the Issuers and ILFC) as unrestricted subsidiaries. Any such subsidiaries would not be subject to the restrictive covenants in the Indenture and would be able to engage in any of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of the Indenture. Accordingly, we may not be able to rely on the cash flow or assets of any subsidiary we designate as unrestricted to pay any of our indebtedness, including the Notes, and any of the foregoing actions could reduce the amount of our assets that would be available to satisfy your claims should we default on the Notes.

If an active trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

        If an active trading market for the Notes develops, the market price for the Notes will depend on many factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the number of potential buyers and level of liquidity of the Notes;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our results of operations, financial condition, liquidity and future prospects;

  •
  the time remaining until the Notes mature; and

  •
  the overall condition of the economy and the financial markets and the industry in which we operate.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the Notes.

        Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.

Because your right to require repurchase of the Notes is limited, the trading price of the Notes may decline if we enter into a transaction that is not a change of control under the Indenture.

        The term "Change of Control Triggering Event" under the Indenture is limited and does not include every event that might cause the trading price of the Notes to decline. The right of the holders of the Notes to require the Issuers to repurchase the Notes upon a Change of Control Triggering Event may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the Notes but may not constitute a Change of Control Triggering Event that permits holders to require the Issuers to repurchase their Notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

The Issuers may not be able to repurchase the Notes upon a change of control triggering event.

        Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, each holder of Notes has the right to require the Issuers to repurchase all or any part of such holder's Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Triggering Event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy their obligations to repurchase the Notes. The Issuers' failure to repurchase the Notes as required under the Indenture would result in a default under the Indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event."

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets.

        A Change of Control Triggering Event, as defined in the Indenture, gives each holder of Notes the right to require the Issuers to make an offer to repurchase all or any part of such holder's Notes. One of the circumstances under which a change of control, which is a condition to a Change of Control Triggering Event, may occur is upon the sale or disposition of "all or substantially all" of our and our restricted subsidiaries' assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale of less than all of our assets to another person is uncertain.

Credit ratings on the Notes may not reflect all risks.

        Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees, subordinate claims in respect of the Notes and require noteholders to return payments received from us or the guarantors and, if that occurs, you may not receive any payments on the Notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) we issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

  •
  the applicable Issuer or the applicable guarantor were insolvent or rendered insolvent by reason of the issuance of the Notes;

  •
  the issuance of the Notes left the applicable Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

  •
  the applicable Issuer or the applicable guarantor intended to, or believed that the applicable Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

        Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that an Issuer did not receive reasonably equivalent value or fair consideration for the Notes if that Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity's debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

        If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to presently existing and future indebtedness of ours, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

        The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their center of main interests (within the meaning of article 3(i) of Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings ("the EU Insolvency Regulation")) in Ireland. Consequently, the main insolvency proceedings against the Irish Issuer and AerCap Ireland Limited are likely to be commenced in Ireland and based on Irish insolvency laws. The Parent Guarantor is incorporated under the laws of the Netherlands, has its statutory seat (statutaire zetel) in the Netherlands, conducts the administration of its business in Ireland and is likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, the main insolvency proceedings against the Parent Guarantor are likely to be commenced in Ireland and based on Irish insolvency laws. AerCap Aviation Solutions B.V. is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands, and is likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in the Netherlands. Consequently, the main insolvency proceedings against AerCap Aviation Solutions B.V. would likely be initiated in the Netherlands. Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuers, the Parent Guarantor, AerCap Aviation Solutions B.V. or any other guarantor, as the case may be, have an establishment. Dutch insolvency laws may make it difficult or impossible to effect a restructuring, which may limit the ability of the holders of the Notes to enforce their rights under the guarantee by the Parent Guarantor and the guarantee by AerCap Aviation Solutions B.V. (the "AerCap Aviation Guarantee"). See "Irish Law Considerations—Insolvency Under Irish Law" and "Dutch Law Considerations—Insolvency Under Dutch Law" for a description of insolvency laws in Ireland and the Netherlands.

The Parent Guarantee and the guarantee by AerCap Aviation Solutions B.V. may be voidable under Dutch fraudulent conveyance rules.

        Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor's bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor's creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor's performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor's other creditors. If the granting of the Parent Guarantee or AerCap Aviation Guarantee or any other transaction entered into by the Parent Guarantor or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Parent Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Parent Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of the Parent Guarantor or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Parent Guarantee or the AerCap Aviation Guarantee.

        If a Dutch company, such as the Parent Guarantor or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Parent Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company's corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

        It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of the Parent Guarantor and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

        If the Parent Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AerCap Ireland Limited guarantee.

        The Notes are guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014. There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

        The Parent Guarantor is a public limited liability company (naamloze vennootschap or N.V.) incorporated under the laws of the Netherlands and the Irish Issuer is an entity incorporated and organized under the laws of Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

        Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Netherlands courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply Netherlands law.

        For more information, see "Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law" and "Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law."

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

        The Notes are guaranteed by certain of our subsidiaries which are organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights.

        In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions in which the Irish Issuer and the guarantors are located may be materially different from or in conflict with one another and those of the United States, including in respect of creditors' rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction's law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the guarantees.

The Notes may be subject to Irish withholding tax.

        On the date of this prospectus supplement, the Notes have not been admitted to the Official List of the Irish Stock Exchange. While we will use our reasonable efforts to cause the Notes to be admitted to the Official List of the Irish Stock Exchange, we cannot assure you that the Notes will be admitted to the Official List of the Irish Stock Exchange and to trading on its Global Exchange Market, or if listed, that such listing will be maintained for the term of the Notes. If the Notes are not listed on a "recognized stock exchange" (such as the Irish Stock Exchange) within the meaning of Section 64 of the TCA 1997 or any of the other conditions in Section 64 of the TCA are not met on or prior to the first interest payment date in respect of the Notes, then the Irish Issuer will be required to deduct withholding tax (currently at the rate of 20%) from payments of interest on the Notes, unless the interest is paid in the ordinary course of the Irish Issuer's business, the Irish Issuer can identify the holders of the Notes, and the holders of the Notes are (1) companies that are resident in a Relevant Territory (where a Relevant Territory is a Member State of the EU other than Ireland or a country with which Ireland has a double taxation agreement) that (i) imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or (ii) where the interest payable is exempted from the charge to Irish income tax under the terms of a double tax agreement that is either in force or will come into force once all ratification procedures have been completed, provided that in the case of either (i) or (ii), the interest is not paid in connection with an Irish branch or agency of the noteholders, or (2) another exemption from Irish withholding tax applies.

        If the Notes are successfully listed on the Irish Stock Exchange, but subsequently it becomes impracticable or unduly burdensome for us to maintain such a listing, then (following consultation with the underwriters) we will use our reasonable efforts to cause the Notes to be listed on another "recognized stock exchange", as we may decide. If the Notes are not listed on a "recognized stock exchange", however, on any interest payment date in respect of the Notes, the Irish Issuer will be required to deduct withholding tax otherwise than as set out above. See "Certain Irish, Netherlands, and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences" for a further discussion of the Irish tax consequences with respect to the Notes.

USE OF PROCEEDS

        We intend to use the net proceeds of this offering of approximately $991,130,000, after deducting underwriting discounts, but before deducting expenses of this offering, for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016, on an actual basis and on an as adjusted basis to give effect to this offering.

        This information is unaudited and should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus supplement.

        Our debt to equity ratio was 2.8 to 1 as of March 31, 2016. After giving effect to this offering, our debt to equity ratio would have been 2.8 to 1. Our debt to equity ratio is obtained by dividing adjusted debt by adjusted equity. Adjusted debt means consolidated total debt less cash and cash equivalents, and less a 50% equity credit with respect to $1.5 billion of subordinated debt as of March 31, 2016. Adjusted equity means total equity, plus the 50% equity credit. Adjusted debt and adjusted equity are non-GAAP financial measures.

(U.S. dollars in thousands)	Actual	As Adjusted
Cash and cash equivalents	$2,929,232	$3,920,362

Consolidated debt
Unsecured
ILFC Legacy Notes(1)	$9,220,000	$9,220,000
AerCap Aviation Notes	300,000	300,000
AerCap Trust & AerCap Ireland Capital Limited Notes(2)	5,399,864	6,399,864
Asia revolving credit facility(3)	—	—
Citi revolving credit facility(4)	—	—
AIG revolving credit facility(5)	—	—
Other unsecured debt	21,245	21,245
Fair value adjustment	605,142	605,142

TOTAL UNSECURED	15,546,251	16,546,251

Secured
Export credit facilities	2,109,774	2,109,774
Senior Secured Notes	2,550,000	2,550,000
Institutional secured term loans	3,879,926	3,879,926
ALS II debt	184,183	184,183
AerFunding revolving credit facility(6)	957,715	957,715
AeroTurbine revolving credit agreement(7)	270,000	270,000
Other secured debt	2,763,003	2,763,003
Fair value adjustment	148,047	148,047

TOTAL SECURED	12,862,648	12,862,648

Subordinated
ECAPS subordinated notes	1,000,000	1,000,000
Junior Subordinated Notes	500,000	500,000
Subordinated debt joint ventures partners	64,280	64,280
Fair value adjustment	(234)	(234)

TOTAL SUBORDINATED	1,564,046	1,564,046

Debt issuance costs and debt discounts	(160,148)	(169,018)

Total consolidated debt	$29,812,797	$30,803,927

Total Equity	8,459,256	8,459,256

Total Capitalization	$38,272,053	$39,263,183

(1)
As of March 31, 2016, we had an aggregate outstanding principal amount of senior unsecured notes of approximately $9.2 billion that were issued by ILFC prior to the ILFC Transaction.

(2)
As adjusted includes the Notes offered hereby.

(3)
As of March 31, 2016, approximately $575 million was undrawn under this facility.

(4)
As of March 31, 2016, approximately $3.0 billion was undrawn under this facility.

(5)
As of March 31, 2016, approximately $500 million was undrawn under this facility.

(6)
As of March 31, 2016, approximately $1.2 billion was undrawn under this facility.

(7)
As of March 31, 2016, approximately $280 million was undrawn under this facility.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, income of investments accounted for under the equity method and non-controlling interests plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth AerCap's ratio of earnings to fixed charges for each of the periods indicated.

AerCap Holdings N.V. and Subsidiaries

	Year Ended December 31,
						Three Months Ended March 31, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	1.77	1.54	2.32	2.00	2.09	1.75

 DESCRIPTION OF NOTES

General

        Certain terms used in this Description of Notes are defined under the subheading "—Certain Definitions." In this description, (1) the term "Irish Issuer" refers to AerCap Ireland Capital Limited and not to any of its Affiliates, (2) the term "U.S. Issuer" refers only to AerCap Global Aviation Trust and not to any of its Affiliates, (3) references to the "Issuers" refer only to the Irish Issuer and the U.S. Issuer and not to any of their subsidiaries or Affiliates, (4) the term "Holdings" refers to AerCap Holdings N.V. and (5) references to "we," "our" and "us" refer to Holdings and its consolidated subsidiaries.

        The 3.950% senior notes due 2022 (the "Notes") will be issued under an indenture dated as of May 14, 2014 (as supplemented by the Ninth Supplemental Indenture dated as of the Issue Date, among the Issuers, Holdings, each Subsidiary of Holdings listed as a guarantor under "—Guarantees" below (the "Subsidiary Guarantors" and, together with Holdings, the "Guarantors") and Wilmington Trust, National Association, as trustee (the "Trustee"), the "Indenture"). The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture, including the definitions of certain terms contained therein.

        The Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under "Book-Entry, Delivery and Form of Securities."

Listing

        Application will be made to the Irish Stock Exchange for the Notes to be admitted to the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you that such listing will be granted or maintained.

        The Issuers are not and will not be regulated by the Central Bank of Ireland as a result of issuing the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

Paying Agent and Registrar for the Notes

        The Issuers will maintain one or more paying agents and registrars for the Notes.

Principal Amount; Maturity and Interest

        The Notes will be initially issued in an aggregate principal amount of $1,000,000,000 and will mature on February 1, 2022.

        The Notes will bear interest at the applicable rate per annum shown on the front cover of this prospectus supplement, payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2016, until full repayment of the outstanding principal amount of the Notes. Interest will be payable to the holders of record on January 15 and July 15, as the case may be, immediately preceding such interest payment date, whether or not such day is a Business Day.

        The Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Notes

        The Issuers may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional notes (the "Additional Notes") maturing on the same maturity date as the Notes and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the Notes at the time Outstanding in all respects (or in all respects except for the issue date and the amount and the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single class with the Notes at the time Outstanding for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other identifying number. Additional Notes, if any, will be the subject of a separate prospectus supplement.

Ranking

        The Notes and the Guarantees thereof will rank pari passu in right of payment with all existing and future senior indebtedness of the relevant Issuer or the relevant Guarantor, as the case may be.

        The Notes will be effectively subordinated to all of the Issuers' and each Guarantor's existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations. After giving effect to this offering, as of March 31, 2016, the principal amount of outstanding indebtedness of Holdings and its subsidiaries, which excludes fair value adjustments of $0.8 billion and debt issuance costs and debt discounts of $0.2 billion, would have been approximately $30.2 billion, of which approximately $12.7 billion was secured, and Holdings and its Subsidiaries had total undrawn lines of credit available under their credit and term loan facilities of approximately $6.2 billion.

        The Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each Subsidiary of Holdings (other than the Issuers) that does not guarantee the Notes. As of March 31, 2016, these non-Guarantor Subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $12.6 billion and total assets (excluding intercompany receivables) of $20.6 billion. In addition, for the three months ended March 31, 2016, these non-Guarantor Subsidiaries generated $113.3 million, or 51%, of our consolidated net income, and $637.1 million, or 48%, of our total revenues and other income.

Guarantees

        The Notes and all obligations under the Indenture will be initially guaranteed, jointly and severally, on a senior unsecured basis, by Holdings, AerCap Aviation Solutions B.V., AerCap Ireland Limited, ILFC and AerCap U.S. Global Aviation LLC. In addition, in the future, other Restricted Subsidiaries of Holdings may be required to guarantee the Notes. See "—Certain Covenants—Future Subsidiary Guarantors."

        In addition, the obligations of each Guarantor (other than any Guarantor that is a direct or indirect parent of the Irish Issuer) under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See "Irish Law Considerations—Insolvency Under Irish Law" and "Dutch Law Considerations—Insolvency Under Dutch Law."

        A Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

  (1)
  (a) any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor;

  (b)
  other than with respect to each Subsidiary Guarantor that is a party to the Indenture on the date of the Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, except a release, discharge or termination by or as a result of payment under such guarantee;

  (c)
  the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

  (d)
  the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or

  (e)
  the Issuers exercising their legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the Issuers' obligations under the Indenture being discharged as described under "—Satisfaction and Discharge"; and

  (2)
  if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

Additional Amounts

        We are required to make all our payments under or with respect to the Notes and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

        If we are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, we will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such holder's or beneficial owner's nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will we pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note, or (c) in respect of any note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (a), (b) and (c) of this paragraph.

        We will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. We will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding our efforts to obtain such receipts, the same are not obtainable, we will provide the Trustee with other evidence. In no event, however, shall we be required to disclose any information that we reasonably deem to be confidential.

        If we are or will become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, we will deliver to the Trustee an Officers' Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

  (1)
  the payment of principal or interest;

  (2)
  redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

  (3)
  any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        We will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Irish Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Notes, see "Certain Irish, Netherlands, and U.S. Federal Income Tax Consequences—Certain Irish Tax Considerations."

Optional Redemption

        Prior to the Par Call Date, the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address, or delivered electronically if held by DTC, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes or (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Note through the Par Call Date (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 45 basis points, plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. In the event of a partial redemption of the Notes, the Trustee shall select the Notes to be redeemed in the manner described under "—Repurchase upon a Change of Control Triggering Event—Selection and Notice."

        On or after the Par Call Date, the Notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        Any redemption or notice of any redemption may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers' discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

        In addition to the Issuers' right to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

Redemption for Changes in Withholding Taxes

        We are entitled to redeem the Notes, at our option, at any time in whole but not in part, upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder's registered address, or delivered electronically if held by DTC, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption and Additional Amounts to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

  (1)
  a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

  (2)
  any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this prospectus supplement and we cannot avoid such obligation by taking reasonable measures available to us. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

        Before we publish or mail or deliver notice of redemption of the Notes as described above, the Irish Issuer will deliver to the Trustee an Officers' Certificate stating that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us and that all conditions precedent to the redemption have been complied with. The Irish Issuer will also deliver an opinion of outside counsel stating that we would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

        The foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Repurchase Upon a Change of Control Triggering Event

  Change of Control Triggering Event

        If a Change of Control Triggering Event occurs, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

  (1)
  a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase upon a Change of Control Triggering Event—Change of Control Triggering Event," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the "Change of Control Payment Date");

  (3)
  any Note not properly tendered will remain Outstanding and continue to accrue interest;

  (4)
  unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

  (5)
  the instructions determined by the Issuers consistent with this covenant that a holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

  (6)
  if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

        While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC's rules and regulations.

        If holders of not less than 90% in aggregate principal amount of the Notes at the time Outstanding validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

        Notes repurchased by us pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at our option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

        The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

  (3)
  at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

        The paying agent will promptly mail or otherwise deliver to each holder of the Notes the Change of Control Payment for such Notes, and the Trustee, upon the Issuers' order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control Triggering Event purchase feature is a result of negotiations between the underwriters of the Notes and us. We have no present intention to engage in a transaction that would trigger a Change of Control Offer, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could cause a change in effective control of Holdings or any of its subsidiaries, increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Except for the limitations contained in the Indenture and described below, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in a highly levered transaction.

        The Credit Agreement and certain of our other debt facilities provide that the occurrence of certain change of control events (including a Change of Control as defined under the Indenture) with respect to us would constitute a default thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay the borrowings under the Credit Agreement. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under the Credit Agreement, which may, in turn, constitute a default under the Indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase or repayment of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries to certain Persons. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Holdings. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

        The existence of a holder's right to require the Issuers to repurchase such holder's Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from seeking to acquire Holdings or its subsidiaries in a transaction that would constitute a Change of Control.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes at the time Outstanding voting as a single group.

        Notice of repurchase, at the Issuers' option and discretion, may be subject to one or more conditions precedent, including, but not limited to, completion of such Change of Control, as the case may be.

  Selection and Notice

        If less than all of the Notes are to be redeemed or repurchased at any time, selection of such notes for redemption or repurchase will be made by the Trustee on a pro rata basis or by lot or otherwise in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the purchase or redemption date to each holder of Notes to be purchased or redeemed at such holder's registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

        A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

        For so long as the Notes are admitted to the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market thereof and the guidelines of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office in Dublin and, with respect to certificated Notes only, mail such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the registrar, in each case not less than 30 nor more than 60 days prior to the redemption date.

Certain Covenants

        The Indenture contains the negative covenants summarized below.

  Restrictions on Liens

        The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money; provided, however, that the foregoing restrictions shall not apply to:

  (1)
  Liens existing on the date of the Indenture;

  (2)
  Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted Subsidiary prior to, at the time of or within 60 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

  (3)
  Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

  (4)
  Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

  (5)
  Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

  (6)
  bankers' Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

  (7)
  any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (1) to (6), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the stated maturity of such indebtedness shall remain the same or be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

  (8)
  Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under the Indenture; or

  (9)
  Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business.

        Notwithstanding the foregoing provisions, Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the foregoing restrictions in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens that are not listed in clauses (1) through (9) above, does not at the time of the issuance, assumption of guarantee thereof, exceed 12.5% of the Consolidated Net Tangible Assets of Holdings as shown on, or derived from, Holdings' most recent quarterly or annual consolidated balance sheet.

  Restrictions as to Dividends and Certain Other Payments

        The Indenture provides that no dividend whatsoever shall be paid or declared nor shall any distributions be made on any Capital Stock of Holdings (except in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock of Holdings), nor shall any payment be made by Holdings or any Restricted Subsidiary to acquire or retire shares of such Capital Stock, at a time when an Event of Default as defined under clause (1), (2) or (3) under the caption "—Events of Default" has occurred and is continuing.

  Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries

        The Indenture provides that Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

        The Indenture also provides that Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has outstanding no Liens securing indebtedness for borrowed money except as would have been permitted by the covenant described under the caption "—Certain Covenants—Restrictions on Liens" above had such Liens been incurred immediately after such designation.

        Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers' Certificate as required by the terms of the Indenture.

        Each of Holdings' Subsidiaries as of the Issue Date was a Restricted Subsidiary.

  Restrictions on Investments in Unrestricted Subsidiaries

        The Indenture provides that Holdings will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary at a time when a Default or Event of Default has occurred and is continuing.

  SEC Reports and Reports to Holders

        The Indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

  (1)
  within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein);

  (2)
  within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

  (4)
  any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (1) through (4) above.

        Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC's EDGAR system (or a successor thereto) within the applicable time periods specified above.

  Merger and Sale of Assets

        The Indenture provides that Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer,

    lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called "Successor Holdings");

  (2)
  Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and the Indenture pursuant to a supplemental indenture;

  (3)
  Immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

  (5)
  Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (ii) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (iii) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under the Indenture and Holdings' Guarantee and in such event Holdings will automatically be released and discharged from its obligation under the Indenture and Holdings' Guarantee.

        The Indenture provides that the Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called "Successor Irish Issuer");

  (2)
  the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss in the jurisdiction of organization of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (5)
  if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of local tax counsel stating that the holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (6)
  if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer's obligations under the Indenture and the Notes; and

  (7)
  the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (ii) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (iii) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under the Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligation under the Indenture and the Notes.

        The Indenture provides that the U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called "Successor U.S. Issuer");

  (2)
  the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer's obligations under the Indenture and the Notes; and

  (5)
  the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (ii) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

        Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for the U.S. Issuer, as the case may be, under the Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligation under the Indenture and the Notes.

        The Indenture provides that each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

  (1)
  the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called "Successor Subsidiary Guarantor");

  (2)
  the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes, the Indenture and the Registration Rights Agreements pursuant to a supplemental indenture;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

  (5)
  the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that, notwithstanding the foregoing clause (3), (i) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (ii) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (iii) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

        Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for the applicable Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor's Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under the Indenture and such Subsidiary Guarantor's Guarantee.

  Future Subsidiary Guarantors

        The Indenture provides that Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer's Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

  (1)
  within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee all of the Issuers' obligations under the Notes and the Indenture; and

  (2)
  delivers to the Trustee an opinion of counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

        Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of the Indenture.

        Notwithstanding the foregoing, Restricted Subsidiaries of the U.S. Issuer and any of its Subsidiaries shall be permitted to guarantee capital markets debt and unsecured credit facilities without complying with this covenant.

Events of Default

        The Indenture defines an Event of Default with respect to the Notes as being any one of the following occurrences:

  (1)
  default in the payment of any installment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more;

  (2)
  default in the payment of all or any part of the principal of any Note when it becomes due and payable at its maturity;

  (3)
  default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in the Indenture applicable to the Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

  (4)
  default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of the Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the holders of at least 25% in principal amount of Notes at the time Outstanding;

  (5)
  any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee if, and only if, in each such case, such default continues for 10 consecutive days; or

  (6)
  certain events in relation to bankruptcy, insolvency, reorganization, receivership or liquidation, whether voluntary or involuntary.

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount with respect to the Notes at the time Outstanding may declare the Notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the Notes at the time Outstanding. If an Event of Default relating to certain events of bankruptcy, insolvency, reorganization, receivership or liquidation occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

        The holder of any Note will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless:

  (1)
  such holder previously gives the Trustee written notice of an Event of Default with respect to the Notes and that Event of Default is continuing;

  (2)
  the holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

  (3)
  the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of the Notes at the time Outstanding.

        The right of any holder of any Note to institute suit for enforcement of any payment of principal and interest on any Note on or after the applicable due date may not be impaired or affected without such holder's consent.

        The holders of a majority in principal amount of the Notes at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to such Notes. The Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture or that may expose the Trustee to personal liability. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive security or indemnity reasonably satisfactory to the Trustee from such holders against the fees, costs, expenses and liabilities that could be incurred in compliance with any such direction. The Indenture will provide that if a Default occurs and is continuing and is known to the Trustee, the Trustee will deliver within 60 days by mail, or electronically if held by DTC, to each holder of Notes notice of the Default. The Trustee may withhold from holders of Notes notice of any continuing Default (except a Default in payment of principal, premium (if any) or interest), if it determines that withholding notice is in the interests of the holders of the Notes.

        Holdings is required under the Indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in Default under the Indenture and, if it is in Default, specifying all such Defaults and the nature and status thereof.

Amendment, Supplement and Waiver of the Indenture

        The Indenture contains provisions permitting the Issuers and the Trustee to amend or supplement the Indenture (including the provisions relating to a repurchase of the Notes upon the occurrence of a Change of Control Triggering Event) with the consent of the holders of a majority in principal amount of the Notes at the time Outstanding voting as a single group; provided that any amendment or supplement that affects the terms of any series of Notes as distinct from any other series of Notes shall require the consent of the holders of a majority in principal amount of the Notes at the time Outstanding of such series. Any past Default by the Issuers in respect of the Notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Notes at the time Outstanding. The Issuers are not permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

  (1)
  change the stated maturity of the principal of or any installment of principal or interest on any Note;

  (2)
  reduce the principal amount payable of, or the rate of interest on, any Note;

  (3)
  change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

  (4)
  reduce any premium payable (other than in connection with a Change of Control Triggering Event);

  (5)
  make any Note payable in a currency other than U.S. dollars;

  (6)
  impair the right of the holders of the Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

  (7)
  release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary;

  (8)
  amend, change or modify any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the holders of the Notes; or

  (9)
  make any change in the preceding amendment, supplement or waiver provisions.

        The Indenture also contains provisions permitting the Issuers and the Trustee to amend or supplement the terms of the Indenture with respect to the Notes, without the consent of any holder of such Notes, for certain purposes including:

  (1)
  to evidence either Issuer's succession by another Person;

  (2)
  to comply with the covenant described under the caption "—Certain Covenants—Merger and Sale of Assets";

  (3)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (4)
  to add Guarantees under the Indenture in accordance with the terms of the Indenture;

  (5)
  to add covenants for the benefit of the holders of the Notes or any additional Event of Default for the benefit of the holders of the Notes;

  (6)
  to secure the Notes;

  (7)
  to evidence the appointment of a successor trustee;

  (8)
  to conform the text of the Indenture or the Notes to any provision of this "Description of Notes" to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers' Certificate delivered to the Trustee; or

  (9)
  to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders of the Notes in any material respect, as determined by the Issuers.

Legal Defeasance and Covenant Defeasance

        The Issuers and the Guarantors may, at their option, and at any time, elect to have all their obligations discharged under the Indenture with respect to the Notes and cure any then existing Events of Default with respect to the Notes ("legal defeasance"), other than:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

  (2)
  the Issuers' obligations with respect to the register, transfer and exchange of such Notes and with respect to mutilated, destroyed, lost or stolen Notes;

  (3)
  the Issuers' obligations to maintain an office or agency in the place designated for payment of such Notes and with respect to the treatment of funds held by paying agents;

  (4)
  the Issuers' obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on the Notes at the time Outstanding for the benefit of the holders;

  (5)
  certain obligations to the Trustee; and

  (6)
  certain obligations arising in connection with such discharge of obligations.

        The Issuers may also, at their option and at any time, elect to be released from the restrictions described under the caption "—Certain Covenants" above with respect to the Notes ("covenant defeasance") and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to the Notes.

        The conditions the Issuers must satisfy for legal defeasance or covenant defeasance include the following:

  (1)
  the Issuers must have irrevocably deposited with the Trustee trust funds for the payment of the Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on the Notes;

  (2)
  in the case of legal defeasance, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service (the "IRS") a ruling or (ii) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

  (3)
  in the case of covenant defeasance, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

  (4)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel stating that the holders of the Notes will not recognize income, gain or loss in the jurisdiction of organization of the Irish Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

  (5)
  no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

  (6)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

  (7)
  the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to the Notes when:

  (1)
  either:

  (a)
  all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  the Issuers have paid or caused to be paid all sums payable under the Indenture with respect to the Notes; and

  (3)
  the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver, or cause to be delivered, an Officers' Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law; Jury Trial Waiver

        The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. The Indenture provides that the Issuers, the Guarantors, the Trustee, and each holder of a Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Certain Definitions

        The following definitions apply to the terms of the Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board of Directors" means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

        "Business Day" means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

        "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Change of Control" means:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings' Voting Stock;

  (2)
  Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director's qualifying shares and other shares required to be issued by law;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

  (4)
  (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a Person or wholly-owned subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees Holdings' obligations under the Notes and the Indenture; or

  (5)
  Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

        "Change of Control Triggering Event" means the occurrence of both a (1) Change of Control and (2) a Rating Decline.

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except indebtedness for borrowed money (whether incurred, assumed or guaranteed) maturing by its terms more than one year from the date of creation thereof or that is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles that in each case would be so included on such balance sheet, and (iii) amounts invested in, or equity in the net assets of, Unrestricted Subsidiaries.

        "Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 11, 2014, among Holdings, the Irish Issuer, as borrower, the subsidiary guarantors and lenders party thereto, and Citibank, N.A., as administrative agent.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Fitch" means Fitch Ratings, Inc. or any successor ratings agency.

        "GAAP" means generally accepted accounting principles in the United States that are in effect from time to time. At any time after the date of the Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings' election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the Notes.

        "Issue Date" means May 23, 2016.

        "Guarantee" means the guarantee by any Guarantor of the Issuers' obligations under the Indenture and the Notes.

        "Lien" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor. For avoidance of doubt, the parties hereto acknowledge that (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

        "Moody's" means Moody's Investor Service, Inc. or any successor ratings agency.

        "Officer" means the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer of the Irish Issuer or Holdings, as applicable.

        "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

        "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

  (1)
  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

  (2)
  Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own paying agent);

  (3)
  Notes that have been defeased pursuant to the procedures specified under the caption "—Legal Defeasance and Covenant Defeasance" above; and

  (4)
  Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers and the Guarantors;

provided, however, that in determining whether the holders of the requisite principal amount of the Notes at the time Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

        "Par Call Date" means January 1, 2022.

        "Permitted Holders" means Waha Capital and its Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Jurisdiction" means any of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

        "Person" means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Pre-Expansion European Union" means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that "Pre-Expansion European Union" shall not include any country whose long-term debt does not have a long-term rating of at least "Aa2" by Moody's, "AA" by S&P, "AA" by Fitch or the equivalent rating category of another Rating Organization.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

        "Rating Date" means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

        "Rating Decline" shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

        "Rating Organizations" means the following nationally recognized rating organizations: Moody's, S&P and Fitch or, if any of Moody's, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody's, S&P or Fitch or all three, as the case may be.

        "Restricted Subsidiary" means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under the caption "—Certain Covenants—Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries" above, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc, or any successor rating agency.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securitization Assets" means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

        "Securitization Financing" means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

        "Securitization Subsidiary" means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

        "Subsidiary" means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

        "Subsidiary Guarantor" means each of the Subsidiaries of Holdings (other than the Issuers) party to the Indenture as of the Issue Date, together with any other Subsidiary of Holdings required to become a Guarantor under the Indenture in the future.

        "Treasury Rate" means, as of any redemption date, the rate per annum equal to the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date, as determined by the

Issuers; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary, and (ii) any other Subsidiary of Holdings (other than the Issuers and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

        "U.S. Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

        In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Wholly-Owned Restricted Subsidiary" means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

        We will issue the Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC's nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

        Investors may elect to hold beneficial interests in the global securities through either DTC or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants' accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

        DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

        Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

        Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the "Euroclear Operator," in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

        Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear holds securities and book-entry interests in securities for participating organizations, or "Euroclear Participants" and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

        Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between DTC's participating organizations, or the "DTC Participants," on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

        Neither we nor the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

 CERTAIN IRISH, NETHERLANDS AND U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisors about the tax consequences of holding the Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Certain Irish Tax Consequences

        The following general summary describes certain Irish tax consequences of acquisition, holding and disposal of the Notes. This summary is based on the Irish tax law and published practice of the Revenue Commissioners as in effect on the date of this prospectus supplement and both are subject to change possibly with retroactive effect. Holders or prospective holders of Notes should consult with their tax advisers with regard to the tax consequences of investing in the Notes in their particular circumstances. The discussion below is included for general information purposes only.

  Withholding Tax

        In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An exemption from withholding on interest payments exists, however, under Section 64 of the Taxes Consolidation Act, 1997 (the "1997 Act") for certain interest bearing securities issued by a company which are quoted on a recognized stock exchange (which should include the Global Exchange Market of the Irish Stock Exchange) ("quoted Eurobonds").

        Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

  1.
  the person by or through whom the payment is made is not in Ireland; or

  2.
  the payment is made by or through a person in Ireland, and either:

  (a)
  the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG are so recognized); or

  (b)
  the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to the person by or through whom the payment is made in the prescribed form.

        So long as the Notes are quoted on a recognized stock exchange and are held in DTC, Euroclear, Clearstream Banking SA, Clearstream Banking AG or another clearing system recognized by the Irish Revenue Commissioners, interest on the Notes can be paid by the Irish Issuer and any paying agent outside Ireland without any withholding or deduction for or on account of Irish income tax.

        In other circumstances, where the exemption under Section 64 of the 1997 Act does not apply, interest payments on the Notes should be subject to Irish withholding tax at the standard income tax rate unless another exemption under Irish domestic law applies or relief is available and is claimed under the provisions of a double taxation treaty between Ireland and the country of tax residence of the noteholder. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions.

  Taxation of Noteholders

        Notwithstanding that a holder may receive interest on the Notes free of withholding tax, the holder may still be liable to pay Irish income tax. Interest paid on the Notes may have an Irish source and therefore be within the charge to Irish income tax, PRSI and the Universal Social Charge. Ireland operates a self assessment system in respect of income tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

        Certain categories of taxpayer may be exempt from taxation of interest:

  •
  A person will be exempt from Irish tax on interest on the Notes where the Notes qualify for the Eurobond exemption from withholding tax as described above; provided that the person does not carry on a trade in Ireland through a branch or agency to which the interest is attributable and the person is not resident in Ireland and is resident in a Member State of the EU under the law of that Member State or in a country with which Ireland has a double taxation agreement under the terms of that agreement.

  •
  A person will also be exempt from Irish tax on interest on the Notes where the Notes qualify for the quoted Eurobond exemption from withholding tax as described above and where the person is either:

  (i)
  a company which is under the control, whether directly or indirectly, of persons(s) who by virtue of the laws of a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement are resident for the purposes of tax in that jurisdiction and are not under the control of persons(s) who are not so resident in a Member State of the EU (other than Ireland) or a country with which Ireland has a double taxation agreement; or

  (ii)
  a company, or a 75%-owned subsidiary of a company or companies, the principal class of shares in which is substantially and regularly traded on a recognised stock exchange in an EU member state or in a country with which Ireland has a double tax agreement, provided the company does not carry on a trade in Ireland through a branch or agency to which the interest is attributable.

  •
  Under Irish domestic law, a company that is not resident in Ireland and is resident either in a Member State of the EU or in a country with which Ireland has a double taxation agreement which imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory or where the interest payable is exempted from the charge to tax under the relevant double tax agreement, will be exempt from Irish tax on any interest received on the Notes or would be exempted if the relevant double tax agreement had the force of law when the interest was paid provided it does not carry on a trade in Ireland through a branch or agency to which this interest is attributable and as long as the Issuer is making the interest payments in the ordinary course of its trade or business.

  •
  In addition, an exemption from Irish tax may also be available under the terms of an applicable double tax agreement to certain persons entitled to the benefits of such an agreement.

        Holders receiving interest on the Notes which does not fall within any of the above exemptions may be liable to Irish income tax, PRSI and the Universal Social Charge on such interest.

        A corporate noteholder that carries on a trade in Ireland through a branch or agency in respect of which the Notes are held or attributed, may have a liability to Irish corporation tax on the Notes (including the interest arising on the Notes).

  Encashment Tax

        In certain circumstances, Irish encashment tax may be required to be withheld at the standard rate (currently 20%) from interest on any Notes, where such interest is collected by a person in Ireland on behalf of any noteholder. If a noteholder appoints an Irish collecting agent, then an exemption from Irish encashment tax should be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent.

  Deposit Interest Retention Tax ("DIRT")

        The interest on the Notes should not be liable to DIRT on the basis that the Issuer is not a deposit taker as defined in Irish tax law.

  Capital Gains Tax

        Capital gains tax is chargeable at the rate of 33% on taxable capital gains (calculated in euros). The Notes are chargeable assets for Irish capital gains tax purposes. Persons who are neither resident nor ordinarily resident in Ireland, however, are only liable for capital gains tax on the disposal of the Notes where the Notes have been used in or held or acquired for use by or for the purposes of a branch or agency.

  Domicile Levy

        Irish domiciled individuals who are neither resident nor ordinarily resident in Ireland may be subject to the domicile levy as a consequence of owning the Notes.

  Capital Acquisitions Tax

        A gift or inheritance comprising of Notes will be within the charge to capital acquisitions tax if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland or (ii) if the Notes are regarded as property situate in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. The Notes may be regarded as situated in Ireland for Irish capital acquisition purposes. Accordingly, if such notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

  Stamp Duty

        No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively "Irish stamp duty") should be payable on the creation, initial issue or delivery of Notes.

        The Notes should be considered loan capital within the meaning of Section 85 of the Stamp Duties Consolidation Act, 1999, and on the basis that the issue price is not less than 90% of their nominal value, the transfer of any interest in such Notes therein by written instrument or by book entry should not attract Irish stamp duty. Any Irish stamp duty charged would be at the rate of one per cent of the amount of the consideration for the transfer or, if greater, the market value of the interest in the Notes being transferred.

  EU Savings Directive

        The regulations (EC (Taxation of Savings Income in the form of Interest Payments) Regulations 2003) implementing in Ireland the EU Directive on the Taxation of Savings Income provide for various reporting requirements for paying agents in respect of interest payments made to individuals resident in other member states of the EU. These reporting requirements do not apply where: (1) payments of interest on the Notes will be made by the Trustee or the paying agent, (2) neither the Trustee nor the paying agents carries on a trade in Ireland through a branch or agency to which its activities as paying agent are attributable and (3) the payments are not made through a residual entity (essentially an intermediary through which interest payments are made) in Ireland.

Certain Netherlands Tax Consequences

  General

        The following is a general summary of certain Netherlands tax consequences of the acquisition, holding and disposal of the Notes. This summary does not purport to describe all possible tax consequences that may be relevant to a holder or prospective holder of Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of Notes should consult with their tax advisers with regard to the tax consequences of investing in the Notes in their particular circumstances. The discussion below is included for general information purposes only.

        Except as otherwise indicated, this summary only addresses Netherlands national tax legislation and published regulations, whereby the Netherlands means the part of the Kingdom of the Netherlands located in Europe, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced at a later date and implemented with or without retroactive effect.

  Withholding tax

        All payments of principal or interest made by the Issuers under the Notes and by the Parent Guarantor to a holder of the Notes under the Parent Guarantee in its capacity of guarantor may be made free of withholding or deduction of or, for any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

  Taxes on income and capital gains

        Please note that the summary in this section does not describe the Netherlands tax consequences for:

  (i)
  holders of Notes if such holders, and in the case of individuals, his/her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest or deemed substantial interest in an Issuer, the Parent Guarantor or any other of the guarantors under the Netherlands Income Tax Act 2001 (in Dutch: "Wet inkomstenbelasting 2001"). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Netherlands Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company's annual profits or to 5% or more of the company's liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

  (ii)
  pension funds, investment institutions (in Dutch: "fiscale beleggingsinstellingen"), exempt investment institutions (in Dutch: "vrijgestelde beleggingsinstellingen") (as defined in the Netherlands Corporate Income Tax Act 1969; in Dutch: "Wet op de vennootschapsbelasting 1969") and other entities that are, in whole or in part, not subject to or exempt from corporate income tax; and

  (iii)
  holders of Notes who are individuals for whom the Notes or any benefit derived from the Notes are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Netherlands Income Tax Act 2001).

        Residents of the Netherlands    Generally speaking, if the holder of the Notes is an entity that is a resident or deemed to be resident of the Netherlands for Netherlands corporate income tax purposes, any income derived from the Notes or any gain or loss realized on the disposal or deemed disposal of the Notes is subject to Netherlands corporate income tax at a rate of 20% with respect to taxable profits up to €200,000 and 25% with respect to taxable profits in excess of that amount.

        If a holder of the Notes is an individual, resident or deemed to be resident of the Netherlands for Netherlands income tax purposes, any income derived from the Notes or any gain or loss realized on the disposal or deemed disposal of the Notes is taxable at the progressive income tax rates (with a maximum of 52%), if:

  (i)
  the Notes are attributable to an enterprise from which the holder of the Notes derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth (in Dutch: "medegerechtigd tot het vermogen") of such enterprise without being a shareholder (as defined in the Netherlands Income Tax Act 2001); or

  (ii)
  the holder of the Notes is considered to perform activities with respect to the Notes that go beyond ordinary asset management (in Dutch: "normaal, actief vermogensbeheer") or derives benefits from the Notes that are taxable as benefits from other activities (in Dutch: "resultaat uit overige werkzaamheden").

        If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of the Notes, such holder will be taxed annually on a deemed income of 4% of his/her net investment assets for the year at an income tax rate of 30%. The net investment assets for the year are the fair value of the investment assets less the allowable liabilities on 1 January of the relevant calendar year. The Notes are included as investment assets. A tax free allowance may be available. Actual income, gains or losses in respect of the Notes are not subject to Netherlands income tax.

        A law has been enacted, pursuant to which, beginning on January 1, 2017, the taxation of income from savings and investments will be amended and the deemed income will no longer be fixed at 4%, but instead a variable return between 2.9% and 5.5% (depending on the amount of holder's net investment assets for the year) will be applied. However, at the request of the Netherlands Parliament the Netherlands Ministry of Finance will also review, in the course of 2016, whether the taxation of income from savings and investments can be based on the actual income and/or gains realised in respect of the Notes instead of a deemed return.

        Non-Residents of the Netherlands    A holder of the Notes that is neither resident nor deemed to be resident of the Netherlands will not be subject to Netherlands taxes on income or capital gains in respect of any income derived from the Notes or in respect of any gain or loss realized on the disposal or deemed disposal of the Notes, provided that:

  (i)
  such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Netherlands Income Tax Act 2001 and the Netherlands Corporate Income Tax Act 1969), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Notes are attributable; and

  (ii)
  in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Notes that go beyond ordinary asset management and does not derive benefits from the Notes that are taxable as benefits from other activities in the Netherlands.

  Gift and Inheritance Taxes

        Residents of the Netherlands    Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Notes by way of a gift by, or on the death of, a holder of such Notes who is resident or deemed resident of the Netherlands at the time of the gift or his/her death. For purposes of Netherlands gift and inheritance taxes, an individual holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Netherlands gift tax, an individual not holding the Netherlands nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

        Non-Residents of the Netherlands    No Netherlands gift or inheritance taxes will arise on the transfer of Notes by way of gift by, or on the death of, a holder of Notes who is neither resident nor deemed to be resident in the Netherlands.

        Based on legal fictions in Netherlands tax law, certain transactions undertaken during the lifetime of a holder of Notes, even if such holder at the time of such a transaction was neither resident nor deemed to be resident in the Netherlands, are taxed with Netherlands inheritance tax when the holder of Notes dies as a resident or deemed resident of the Netherlands. Examples of such transactions are transfers of ownership under which the holder of Notes keeps the usufruct, gifts made under condition precedent and gifts made within 180 days before the death of the donor.

  Value-Added Tax (VAT)

        No Netherlands VAT will be payable by the holders of the Notes on (i) any payment in consideration for the issue of the Notes or (ii) the payment of interest or principal by the Issuer under the Notes.

  Other Taxes and Duties

        No Netherlands registration tax, stamp duty or any other similar documentary tax or duty will be payable by the holders of the Notes in respect or in connection with:

  (i)
  the payment of interest or principal by the Issuer under the Notes; or

  (ii)
  the transfer of the Notes.

Certain U.S. Federal Income Tax Consequences

        The following discussion, subject to the limitations and conditions set forth herein, describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of Notes. The discussion is only applicable to U.S. Holders that hold Notes as "capital assets" (generally for investment purposes), and who are initial purchasers of the Notes at their initial "issue price" (the initial offering price offered to the public, excluding bond houses and brokers, at which price a substantial amount of the Notes is sold). This discussion also assumes that the Notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a U.S. Holder subject to special treatment under U.S. federal income tax law (including, but not limited to, persons subject to the alternative minimum tax, banks, tax-exempt organizations, governmental organizations, regulated investment companies, real estate investment trusts, insurance companies and dealers in securities or foreign currencies, traders who elect to mark their investment to market, partnerships or other pass-through entities, holders who have a functional currency other than the U.S. dollar, or holders that hold Notes as part of a hedge, constructive sale, straddle, conversion or integrated transaction).

        In addition, except as otherwise specifically provided above, there is no discussion of state, local, or non-U.S. tax consequences of the ownership or disposition of Notes. This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax and the alternative minimum tax. The discussion below is based upon the provisions of the Code, U.S. Treasury regulations, rulings and other pronouncements of the IRS and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

        Holders of Notes are urged to consult their own independent tax advisors concerning the U.S. federal income tax consequences of ownership and disposition of Notes in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

        The treatment of the Notes for U.S. federal income tax purposes is unclear in certain respects due to the absence of authorities that directly address the treatment of debt obligations that have both U.S. and non-U.S. co-obligors. All of the proceeds of this offering of the Notes will be received by the Irish Issuer. The Issuers will enter into a Reimbursement Agreement pursuant to which (i) all payments on the Notes will be made by the Irish Issuer and (ii) notwithstanding the foregoing, in the event that the U.S. Issuer makes a payment on or with respect to a note, the Irish Issuer will promptly reimburse the U.S. Issuer for such payment (plus interest thereon). This Reimbursement Agreement will be binding upon the successors (if any) of the Issuers. For U.S. federal income tax purposes, we intend to treat (i) the Notes as debt of the Irish Issuer and (ii) interest payments on the Notes as interest from sources outside the U.S. We cannot assure you, however, that the IRS will not challenge this treatment or, if the IRS were to challenge this treatment, that a court would not agree with the IRS. If the IRS were to successfully challenge this treatment, the tax consequences of Holders would be different from those described below. Holders, and Non-U.S. Holders (as defined below) in particular, are urged to consult with their own tax advisers with regard to the source of interest on the Notes.

        As used herein, the term "U.S. Holder" means a beneficial owner of Notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        If a partnership (or an entity classified as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A U.S. Holder that is a partner of a partnership holding Notes is urged to consult its tax advisors regarding the consequences of the ownership or disposition of Notes.

  Potential Contingent Payment Debt Treatment

        Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is remote or the payments are incidental. In certain circumstances as set forth in the "Description of the Notes", we may redeem the Notes in advance of their stated maturity, in which case we may pay amounts on the Notes that are in excess of the stated

interest or principal of the Notes. We believe, however, the potential under the terms of the note for payments in excess of stated interest and principal, e.g., in the event of a Change of Control Triggering Event, is remote or incidental and therefore the Notes are not subject to the rules governing contingent debt instruments. Accordingly, we do not intend to treat the potential payment of such amounts as part of the yield to maturity of the Notes. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, you might be required to use the accrual method, even if you were otherwise a cash method taxpayer, to take into account interest income on the Notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

  Taxation of Payments of Interest and Additional Amounts

        Interest paid on a note (including Additional Amounts, if any) will be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder will also be required to include in gross income any withholding tax paid with respect to interest on the Notes, including withholding tax on payments of Additional Amounts.

        If withholding taxes are imposed in Ireland or in another jurisdiction, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of income included in gross income by a U.S. Holder may be greater than the amount of cash actually received by the U.S. Holder. Subject to certain limitations, a U.S. Holder generally will be entitled to a credit against its U.S. federal income tax liability for income taxes withheld by us and remitted to Irish tax authority or other taxing authority. Alternatively, a U.S. Holder may elect to claim a deduction for such income taxes paid to Ireland or other country in computing its U.S. federal taxable income; provided that the election shall apply to all foreign income taxes paid or accrued by the U.S. Holder for the taxable year. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of such taxes.

        Interest received or accrued on the Notes and Additional Amounts generally will constitute foreign source income to U.S. Holders for U.S. foreign tax credit purposes. For purposes of the foreign tax credit limitation, foreign source income is classified in one of two "baskets," and the credit for foreign taxes paid or accrued with respect to foreign source income in any basket is limited to U.S. federal income tax allocable to that income. Interest on the Notes generally will be in the "passive category income" basket or, for certain U.S. Holders, the "general category income" basket. The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder's particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules.

  Sale, Redemption, Retirement and Other Taxable Disposition of the Notes

        A U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair value of property received by such U.S. Holder on such disposition (including any make-whole amount received upon redemption, less any amounts attributable to accrued but unpaid interest which will be taxable as ordinary interest income), and (ii) the U.S. Holder's adjusted tax basis in the note at the time of such disposition. A U.S. Holder's initial tax basis in a note will generally equal the acquisition cost of such note to the U.S. Holder. A U.S. Holder's adjusted tax basis in a note generally will be its cost increased by the amount the U.S. Holder has included in gross income with respect to the note and decreased by the amount of any payments on the Notes other than payments of stated interest. Gain or loss with respect to a taxable disposition of a note generally will be capital gain or loss. Capital gains of certain non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for over one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a note will generally be U.S.-source gain or loss. Accordingly, if Ireland or another jurisdiction imposes a withholding tax on the sale or disposition of the Notes, a U.S. Holder may not be able to fully utilize its U.S. foreign tax credits in respect of such withholding tax unless such U.S. Holder has other foreign source income. Prospective investors should consult their own tax advisors as to the U.S. federal income tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a note.

  Additional Tax on Net Investment Income

        The "net investment income" (or undistributed "net investment income," in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual's circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. A U.S. Holder's "net investment income" generally includes, among other things, interest income on and capital gain from the disposition of securities like the Notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the Notes.

  Non-U.S. Holders

        Payments on the Notes (including the amount of any Irish taxes withheld, if any, and any Additional Amounts) to a holder other than a U.S. Holder (a "Non- U.S. Holder") will not be subject to United States withholding tax. A Non-U.S. Holder's net income from the Notes also will not be subject to U.S. federal income taxation unless the income is effectively connected with such Non- U.S. Holder's conduct of a United States trade or business. Gain realized by a Non-U.S. Holder on its disposition of the Notes will not be subject to U.S. federal income tax unless (1) the gain is effectively connected with the Non-U.S. Holder's conduct of a United States trade or business or (2) the Non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

  Backup Withholding and Information Reporting

        In general, payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes, paid within the United States or through certain United States-related financial intermediaries to a U.S. Holder may be subject to information reporting and backup withholding unless the U.S. Holder (i) is an exempt recipient or (ii) in the case of backup withholding (but not information reporting), provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred, and we are not notified by the IRS or by a broker that the U.S. Holder has underreported interest or dividend income.

        Non-U.S. Holders will generally not be subject to information reporting and backup withholding on payments of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of Notes. Information reporting and backup withholding may apply, however, in cases where amounts are paid within the United States or through certain United States-related financial intermediaries. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability provided the required information is timely provided to the IRS.

  Information with Respect to Foreign Financial Assets

        U.S. Holders that are individuals that own "specified foreign financial assets" with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Notes may be subject to these rules. U.S. Holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

  FATCA

        Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as "FATCA"), a "foreign financial institution" may be required to withhold U.S. tax on certain foreign passthru payments made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed generally would be "grandfathered" unless they are characterized as equity for U.S. federal income tax purposes, or they are materially modified after such date. To date, no such regulations have been issued. Accordingly, if the Irish Issuer is treated as a foreign financial institution, FATCA would apply to payments on or with respect to the Notes only if there is a significant modification of the Notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Non-U.S. governments have entered into agreements with the United States to implement FATCA in a manner that alters the rules described herein. Holders should consult their own tax advisors on how these rules may apply to their investment in the Notes. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount (see "Description of Notes—Additional Amounts"). However, we do not expect to engage in withholding under FATCA with respect to the Notes.

IRISH LAW CONSIDERATIONS

Insolvency Under Irish Law

  Difference in Insolvency Law

        The Irish Issuer and AerCap Ireland Limited, a guarantor, are incorporated under the laws of Ireland (together, the "Irish Entities" and each an "Irish Entity"). The Parent Guarantor, although incorporated under the laws of The Netherlands, conducts the administration of its business in Ireland, and is likely to have its centre of main interests in Ireland (within the meaning of the EU Insolvency Regulation). Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the Notes to recover the amount due in respect of the Notes or due under the Parent Guarantor's or an Irish guarantor's guarantee (as applicable) of the Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

  Priority of Secured Creditors

        Irish insolvency laws generally recognize the priority of secured creditors over unsecured creditors. The lenders under any secured facilities have, or will have, security interests on certain of the assets of the Issuer. The Notes and the related guarantees are unsecured.

  Preferential Creditors

        Under Irish law, upon the insolvency of a company that is liable to be wound up under the Irish Companies Act 2014 (the "2014 Act"), which could include the Parent Guarantor, preferential debts are, pursuant to Section 621 of the 2014 Act, required to be paid in priority to all debts other than those secured by a fixed security interest. Preferential debts therefore have priority over unsecured debts. If the assets of the relevant company available for payment of general creditors are insufficient to pay all unsecured debts (including preferential debts), the preferential debts are required to be paid first out of the available assets.

        The preferential debts will comprise, among other things, any amounts owed in respect of certain local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees. In addition, the expenses of liquidation and examinership (should either occur) of the Irish company are required to be paid ahead of the preferential creditors prescribed by the 2014 Act.

        Therefore in a winding-up of any of the Irish Issuer, AerCap Ireland Limited, the Parent Guarantor or any company capable of being wound up under the 2014 Act, the liquidator may be required to pay amounts due to preferential creditors in full in advance of paying any amounts due to holders of the Notes.

  Unfair Preference

        Under Irish insolvency law, if an Irish company or a company capable of being wound up under the 2014 Act (which could include the Parent Guarantor) goes into liquidation, a liquidator may apply to the court to have certain transactions set aside if they amounted to an unfair preference. Section 604 of the 2014 Act provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view to giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years) of the commencement of a winding-up of the company is deemed an unfair preference of its creditors and shall be invalid.

Section 604 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

  Disclaimer of Onerous Property

        Section 615 of the 2014 Act confers power on a liquidator, with the leave of the court, at any time within 12 months after the commencement of the liquidation (or such extended period as may be allowed by the Court), to disclaim any property of the company being wound up which consists of, amongst other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. Where a disclaimer is allowed by the court, the company is relieved of continuous and onerous obligations (and any future benefits), but, the other party to the contract obtains the right to prove in the liquidation for the losses sustained by it as a result of the disclaimer. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer, the rights, interests and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability.

  Examinership

        Examinership is a court procedure available under Part 10 of the 2014 Act to facilitate the survival of Irish companies, such as the Irish Entities, in financial difficulties. An examiner could also be appointed to the Parent Guarantor on the basis that it is capable of being wound up under the 2014 Act and its centre of main interests (as that term is used in Article 3(i) of the EU Insolvency Regulation) is in Ireland.

        In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of that company, are each entitled to petition the court for the appointment of an examiner to that company. Where the Irish High Court (or the Irish Circuit Court where the petition is presented in respect of a "small company") appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 2014 Act to a related company of such company. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may sell assets, the subject of a fixed security interest. If such power is exercised the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

        During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish Court when at least one class of creditors has voted in favor of the proposals and the Irish Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors that has not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement, and the proposals are not unfairly prejudicial to the interests of any interested party. Further the Irish Court shall not confirm proposals for a scheme of arrangement which has the effect of impairing the creditors of that company in such a manner as to unfairly favor the interest of the creditors or members of a related company in examinership.

        Under Section 537 of the 2014 Act, where proposals for a compromise or scheme of arrangement are to be formulated in relation to a company, for the survival of the company in examinership and the whole or part of its undertaking as a going concern, the company (but not the examiner) may, subject to the approval of the court, affirm or repudiate any contract under which some element of performance (other than payment) remains to be rendered both by the company and the other contracting party or parties. Any person who suffers loss or damage as a result of such repudiation stands as an unsecured creditor for the amount of such loss or damage and his claim may be dealt with by the examiner under the proposed scheme of arrangement.

        The Irish Circuit Court has jurisdiction to hear a petition for the appointment of an examiner in respect of a small company. A "small company" under the 2014 Act is a company which satisfies at least two of the following conditions in the financial year immediately preceding the presentation of the petition: (i) it has a balance sheet not in excess of €4.4 million; (ii) it has a turnover not in excess of €8.8 million; and (iii) it has not more than 50 employees.

        The 2014 Act provides, among other things, that no enforcement action or other proceedings of any sort may be commenced against the company in examinership or any guarantor in respect of the debts of the company in examinership. The primary risks to the holders of the Notes, under the laws of Ireland, if an examiner were appointed to an Irish Entity, the Parent Guarantor or a company related to an Irish Entity or the Parent Guarantor are as follows:

  (i)
  during the period of court protection, no action may be taken by creditors to enforce their rights to payment of amounts due by the company in examinership or any guarantor and accordingly if an examiner were to be appointed to an Irish Entity, the Parent Guarantor or a company related to an Irish Entity or the Parent Guarantor there may be a delay in enforcing payment obligations of the Issuer and any payment obligations contained in a guarantee given by the Parent Guarantor or any subsidiary guarantor;

  (ii)
  the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of the debt due by the Issuer to the holders of the Notes;

  (iii)
  the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of any payment obligations owed by a guarantor under a guarantee where such a guarantor is a related company to the Issuer;

  (iv)
  the potential for the examiner to seek to set aside any negative pledge in the Notes prohibiting the creation of security or the incurring of borrowings by the Issuer to enable the examiner to borrow to fund the Issuer during the protection period; and

  (v)
  in the event that a scheme of arrangement is not approved in respect of the Issuer or a guarantor and the Issuer or guarantor, as the case may be, subsequently goes into liquidation, the examiner's remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer or guarantor and approved by the Irish Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Notes.

        Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to the Issuer or the Parent Guarantor there are certain steps which the holder of the guarantee from the guarantor(s) will have to observe strictly in order to preserve its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder's rights to vote on the examiner's proposals in respect of the Issuer must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in respect of the debts of the Issuer pursuant to the guarantee.

  Improper Transfers

        Under Section 608 of the 2014 Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to "perpetrate a fraud" on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 608 does not apply to a disposal that would constitute an unfair preference for the purpose of Section 604 of the 2014 Act.

  Fraudulent Transfer

        Section 74(3) of the Land and Conveyancing Law Reform Act 2009 provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

  Pooling

        Section 600 of the 2014 Act ("Section 600") provides that, where two or more related companies are being wound up, and if a court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a "pooling order"). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it. In deciding whether it is just and equitable to make a pooling order a court will have regard (but not exclusively) to the extent to which any of the companies took part in the management of any of the other companies; the conduct of any of the companies towards the creditors of any of the other companies; the extent to which the circumstances that gave rise to the winding up of any of the companies are attributable to the actions or omissions of any of the other companies; and the extent to which the businesses of the companies have been intermingled. Section 600(7) provides that it is not just and equitable to make a pooling order if the only reason for doing so is the fact that one company is related to another; or that the creditors of the company being wound up have relied on the fact that another company is or has been related to the first company. In addition, in deciding the terms and conditions of a pooling order the Irish High Court must have particular regard to the interests of those persons who are members of some, but not all, of the companies. However, the interests of persons who are creditors of one, but not another, company are not expressly required to be taken into account. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the High Court would exercise its discretion to grant a pooling order in respect of related companies. Where a pooling order is made in respect of the Irish Issuer and any other company(including AerCap Ireland and the Parent Guarantor as guarantors of the Notes), this would result in those companies being wound up as a single entity and their assets and liabilities being pooled for that purpose and in that event with potentially adverse consequences for the Irish Issuer's ability to perform the Notes and securities and where applicable for the Parent Guarantor's/ AerCap Ireland's ability to perform its guarantee in respect of the Notes.

  Contribution

        Under Section 599 of the 2014 Act, the Irish High Court may, on the application of a liquidator or any creditor or contributory of a company, if satisfied that it is just and equitable to do so, order that any company that is or has been related to a company which is being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up (a "contribution order").Section 599(5) states that no contribution order shall be made unless the court is satisfied that the circumstances that gave rise to the winding up are attributable to the actions or omissions of the related company. Further, Section 599(6) provides that it is not just and equitable to make a contribution order if the only reason for doing so is (a) the mere fact that one of the companies is related to the other, or (b) the mere fact that the creditors of the company being wound up have relied on the fact that the other company is or has been related to it. Section 599(4) provides that in deciding whether it is just and equitable to make a contribution order the court must have regard (but not exclusively) to the extent to which the related company took part in the management of the company being wound up; the conduct of the related company towards the creditors of the company being wound up; and the effect which such order would be likely to have on the creditors of the related company concerned. There is no reported judicial authority in Ireland which would assist in clarifying the circumstances in which the Irish High Court would exercise its discretion to grant a contribution order in respect of companies which are or have been related. Where a contribution order is made in respect of the Irish Issuer or any other company which has obligations related to the Notes (including AerCap Ireland and the Parent Guarantor as guarantors of the Notes), this would result in those companies being required to contribute to the liabilities of the relevant company being wound up and in that event with potentially adverse consequences for the Irish Issuer's ability to perform the Notes and securities and where applicable for the Parent Guarantor's/ AerCap Ireland's ability to perform its guarantee in respect of the Notes.

  Enforcement Process

        Receivership.    A receiver could be appointed by way of enforcement of the right of the holders of fixed and/or floating security interests. Receivers are appointed over specified assets, and not over the company itself. The realizations from the assets to which the Receiver is appointed will be applied in accordance with the rules set out in Irish law—first in discharge of the costs and expenses of the receivership, then to the debts secured by fixed security, then to the debts of preferential creditors and then to the debts secured by floating security. Only after these debts have been fully discharged will any surplus realizations from the secured assets be returned to the company to be applied in satisfaction of the debts of unsecured creditors, such as the holders of the Notes.

        Guarantees.    The Notes will be guaranteed by AerCap Ireland Limited, to the extent that such guarantee would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014. There is a risk that the guarantees may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of the Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of the Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

Enforcement of Civil Liability Judgments Under Irish Law

        As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

  (i)
  The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

  (ii)
  The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

  (iii)
  When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

  (iv)
  Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

  (v)
  Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

        There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

  (i)
  A judgment obtained by fraud or trick will not be enforceable.

  (ii)
  A judgment in breach of natural or constitutional justice will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

  (iii)
  A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (ii) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

  (iv)
  A judgment inconsistent with a prior Irish judgment is not enforceable.

  (v)
  Jurisdiction cannot be obtained by the Irish courts over judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

Other Irish Law Considerations

        Application will be made to the Irish Stock Exchange plc for the Notes to be admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. We cannot assure you that any such approval will be granted or, if granted, that such listing will be maintained. This prospectus does not constitute "listing particulars" for the purposes of admission of the Notes to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. A separate document constituting such "listing particulars" will be filed with the Irish Stock Exchange for the purposes of such listing.

        The Issuers are not and will not be regulated by the Central Bank of Ireland as a result of issuing the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

        No action may be taken with respect to the Notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) as amended, including, without limitation, Regulations 7 and 152 thereof or any codes of conduct issued in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014, the Central Bank Acts 1942 to 2015 and any codes of conduct rules made under section 117(1) of the Central Bank Act 1989, (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1363 of the Companies Act 2014 by the Central Bank of Ireland, and (d) the Market Abuse (Directive 2003/6/EC) Regulations 2005 (as amended) and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1370 of the Companies Act 2014, by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

Insolvency Under Dutch Law

        The Parent Guarantor, a public limited liability company (naamloze vennootschap or N.V.), and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.), are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. There are two insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor's debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor.

        A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors' meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors' meeting or one-third in number of creditors represented at such creditors' meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Parent Guarantor or AerCap Aviation Solutions B.V. A competent Dutch court may order a "cooling down period" for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

        In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor's meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Notes in a Dutch suspension of payments applicable to the Parent Guarantor or AerCap Aviation Solutions B.V.

        Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor's creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor's assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

        Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors' meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors' meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Notes receiving a right to recover less than the principal amount of their Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

        As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

        Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a "cooling down period" for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor's assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

Enforcement of Civil Liability Judgments Under Dutch Law

        We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union, and (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands, but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

Corporate Benefit Under Dutch Law

        If a Dutch company, such as the Parent Guarantor or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the Parent Guarantee or the AerCap Aviation Guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company's corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

        It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of the Parent Guarantor and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

        If the Parent Guarantee or the AerCap Aviation Guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Fraudulent Conveyance Under Dutch Law

        Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor's bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor's creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor's performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor's other creditors. If the granting of the Parent Guarantee or AerCap Aviation Guarantee or any other transaction entered into by the Parent Guarantor or AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the granting of the Parent Guarantee or the AerCap Aviation Guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefit of the Parent Guarantee or the AerCap Aviation Guarantee. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of the Parent Guarantor or AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

 CERTAIN ERISA CONSIDERATIONS

General

        The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the plan.

        Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan or of a plan, such as an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code (together with ERISA Plans, "Plans"). Such a transaction could be prohibited if the transaction involves certain parties related to the Plan (referred to as "parties in interest" or "disqualified persons") or if the Plan fiduciary causing the use of plan assets in the transaction has a prohibited conflict of interest related to the transaction. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a fiduciary that causes a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary that proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

        Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or Section 4975 of the Code ("Similar Law"). Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the need for and the availability of, if necessary, any exemptive relief under any Similar Law.

Prohibited Transaction Exemptions

        Any Plan fiduciary that proposes to purchase and hold any Notes with the assets of such Plan should consider, among other things, whether such purchase and holding may constitute or result in a direct or indirect prohibited transaction with a party in interest or disqualified person with respect to such Plan and, if so, whether exemptive relief may be available for the transaction. Such parties in interest or disqualified persons could include, without limitation, the Issuers, the underwriters, the guarantors or any of their respective affiliates.

        The U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. These exemptions include, without limitation, PTCE 84-14 (relating to transactions effected by an independent "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions involving certain non-fiduciary service providers or their affiliates. One of these exemptions could provide an exemption for the purchase and holding of the Notes from the prohibited transaction provisions of ERISA and Section 4975 of the Code if its conditions are satisfied. However, there can be no assurance that all of the conditions of any of these exemptions or of any other exemption will be available with respect to any particular transaction involving the Notes.

Representation

        By acceptance of a Note, each holder and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such holder or transferee to acquire or hold the Notes constitutes assets of any Plan or other plan subject to Similar Law or (ii) the acquisition and holding of the Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the Notes.

 UNDERWRITING

        We are offering the Notes described in this prospectus supplement through the underwriters named below. RBC Capital Markets, LLC is acting as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of the Notes
RBC Capital Markets, LLC	$200,000,000
Mizuho Securities USA Inc.	190,000,000
Barclays Capital Inc.	180,000,000
Wells Fargo Securities, LLC	100,000,000
Deutsche Bank Securities Inc.	50,000,000
J.P. Morgan Securities LLC	50,000,000
Credit Suisse Securities (USA) LLC	40,000,000
Goldman, Sachs & Co.	40,000,000
Citigroup Global Markets Inc.	22,500,000
Credit Agricole Securities (USA) Inc.	22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,500,000
Morgan Stanley & Co. LLC	22,500,000
SunTrust Robinson Humphrey, Inc.	13,000,000
BNP Paribas Securities Corp.	11,500,000
Fifth Third Securities, Inc.	10,000,000
HSBC Securities (USA) Inc.	10,000,000
Scotia Capital (USA) Inc.	10,000,000
ING Financial Markets LLC	5,500,000
Total	$1,000,000,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or part.

        The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and may offer the Notes to certain dealers at such prices less a concession not in excess of 0.45% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the public offering prices and other selling terms may be changed.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $400,000.

        We have agreed to indemnify the underwriters, severally, against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        We have agreed that we and the guarantors will not, for a period of 30 days following the date of this Prospectus Supplement, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, any guarantor, or any controlled Affiliate of us or a guarantor, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by us or any guarantor (other than the Notes to be issued on the issue date).

        The Notes are new issues of securities with no established trading market. Other than the Global Exchange Market of the Irish Stock Exchange, the Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

        In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The underwriters and certain of their affiliates are full service financial institutions and have provided from time to time, and may provide in the future, various services including sales and trading, investment and commercial banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters or their affiliates are acting, and will continue to act, as arrangers, agents or lenders under our various credit facilities and other debt agreements. In addition, Goldman, Sachs & Co. acted as sole financial advisor to AerCap's board of directors in connection with the acquisition of ILFC, a wholly-owned subsidiary of American International Group, Inc.

        If any of the underwriters or their affiliates has a lending relationship with us, we understand that (1) certain of those underwriters or their affiliates routinely hedge, (2) certain of the underwriters are likely to hedge or otherwise reduce, and (3) certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the Notes offered hereby.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We expect that the Notes will be delivered against payment therefor on or about May 23, 2016, which will be the fourth business day following the date of pricing of the Notes (this settlement cycle being referred to as "T+4"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

Selling Restrictions

  Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area (each, a "Member State"), no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for AerCap or any representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for AerCap or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither AerCap nor the representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for AerCap or the representatives to publish a prospectus for such offer.

        For the purpose of this provision, the expression an "offer of notes to the public" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

  Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive ("qualified investors") that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

  Notice to Prospective Investors in the Netherlands

        The Notes may be offered in the Netherlands only to legal entities which are qualified investors as defined in the Prospectus Directive.

  Notice to Prospective Investors in Ireland

        Each of the underwriters has agreed in respect of the Notes that it will not offer or sell such Notes or take any other action with respect of the Notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Acts 1963 to 2013 or, as applicable, the Companies Act 2014, the Central Bank Acts 1942 to 2015 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1363 of the

Companies Act 2014 by the Central Bank of Ireland and (d) the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 or, as applicable, Section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

  Notice to Prospective Investors in Hong Kong

        The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

  Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

        Certain legal matters in connection with the offering of the Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Rotterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Buchalter Nemer, a Professional Corporation, Los Angeles, California (with respect to California law). The underwriters have been represented by Paul Hastings LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to AerCap Holdings N.V.'s Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of ILFC incorporated in this prospectus supplement by reference to AerCap Holdings N.V.'s Report on Form 6-K dated May 14, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

Debt securities (guaranteed to the extent provided herein)

        AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V., may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered.

        The Issuers may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See "Plan of Distribution" for possible indemnification arrangements for underwriters, agents and their controlling persons.

        This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

        Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" on page 3 of this prospectus before you make an investment in our debt securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2015.

        Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

        We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schipol, The Netherlands, or by telephoning us at +31 20 655 9655.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a "shelf" registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, the Issuers may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time the Issuers sell debt securities, they will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference," before you decide to invest in any of the debt securities.

        This prospectus and any accompanying prospectus supplements do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

        Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms "our," "us," "we," "AerCap" or the "Company" include AerCap Holdings N.V. and its subsidiaries as a combined entity.

        Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

1

 COMPANY INFORMATION

        AerCap is the world's largest independent aircraft leasing company. AerCap focuses on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using its platform to deploy those assets with the objective of delivering superior risk adjusted returns. AerCap is a New York Stock Exchange-listed company (AER), and has its headquarters in Amsterdam with offices in Los Angeles, Shannon, Dublin, Fort Lauderdale, Miami, Singapore, Shanghai, Abu Dhabi and representation offices at the world's largest aircraft manufacturers, Boeing and Airbus, in Seattle and Toulouse.

AerCap Holdings N.V.

        AerCap Holdings N.V., the Parent Guarantor, was incorporated in the Netherlands with registered number 34251954 on July 10, 2006 as a public limited company under the Netherlands Civil Code. The Parent Guarantor's principal executive offices are located at AerCap House, Stationsplein 965, 1117 CE Schiphol, the Netherlands, its general telephone number is +31 20 655-9655, and its website address is www.aercap.com. Puglisi & Associates is the Parent Guarantor's authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

AerCap Ireland Capital Limited

        AerCap Ireland Capital Limited, the Irish Issuer, was incorporated in Ireland with registered number 535682 on November 22, 2013 as a private limited company under the Companies Acts 1963 to 2013. The registered office of the Irish Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

AerCap Global Aviation Trust

        AerCap Global Aviation Trust, the U.S. Issuer, is a statutory trust formed on February 5, 2014 with registration number 5477349 under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et.seq. (the "Delaware Act"), pursuant to a trust agreement between the Irish Issuer and Wilmington Trust, National Association, as the Delaware Trustee. The principal office of the U.S. Issuer is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (telephone number +353 61 723600).

2

RISK FACTORS

        Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed in the section captioned "Risk Factors" in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 30, 2015 and in Part II, Item 1 of our interim financial reports contained in our Current Reports on Form 6-K subsequently filed under the Exchange Act and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, we may be unable to make required payments of principal, premiums, if any, and interest on the debt securities.

3

 FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

  •
  the availability of capital to us and to our customers and changes in interest rates,

  •
  the ability of our lessees and potential lessees to make operating lease payments to us,

  •
  our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses,

  •
  decreases in the overall demand for commercial aircraft leasing and aircraft management services,

  •
  the economic condition of the global airline and cargo industry and the general economic and political conditions,

  •
  competitive pressures within our industry,

  •
  the negotiation of aircraft management services contracts,

  •
  our ability to achieve the anticipated benefits of the acquisition of International Lease Finance Corporation from AIG,

  •
  regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes,

  •
  the risks described or referred to in "Risk Factors" in this prospectus or any prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2014.

        The words "believe", "may", "aim", "estimate", "continue", "anticipate", "intend", "expect" and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under "Risk Factors" herein, any prospectus supplement or in our Annual Report on Form 20-F for the year ended December 31, 2014 incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

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 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to foreign private issuers. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

        You may read and copy any document we file with or furnish to the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC's Internet website at www.sec.gov. We will provide each person, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., Stationsplein 965, 1117 CE Schiphol Airport, The Netherlands, Attention: Compliance Officer, or by telephoning us at +31 20 655 9655. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on our website is not a part of this prospectus.

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 INCORPORATION BY REFERENCE

        The following documents filed with or furnished to the SEC are incorporated herein by reference:

  •
  AerCap's Annual Report on Form 20-F for the year ended December 31, 2014, as filed with the SEC on March 30, 2015, together with the Form 6-K filed with the SEC on April 23, 2015; and

  •
  AerCap's Reports on Form 6-K, furnished to the SEC on May 14, 2014, January 5, 2015, January 16, 2015, March 30, 2015, April 2, 2015, April 23, 2015, May 7, 2015, May 18, 2015. May 20, 2015, June 2, 2015, June 2, 2015, June 5, 2015, June 9, 2015, June 12, 2015 and June 16, 2015.

        The financial statements of International Lease Finance Corporation are incorporated in this prospectus by reference to our Report on Form 6-K dated May 14, 2014, and have been so incorporated to satisfy the requirements of Rules 3-05 and 3-10(g) of Regulation S-X.

        All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement that contains this prospectus that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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 USE OF PROCEEDS

        Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the securities to acquire, invest in, finance or refinance aircraft assets, to repay indebtedness and for other general corporate purposes.

7

RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, income of investments accounted for under the equity method and non-controlling interests plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth AerCap's ratio of earnings to fixed charges for each of the periods indicated.

AerCap Holdings N.V. and Subsidiaries

	Year Ended December 31,
						Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	2.04	1.77	1.54	2.32	2.00	2.19

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 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The debt securities covered by this prospectus may be issued under one or more indentures. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be Wilmington Trust, National Association. The particular terms of the debt securities offered and their guarantees, if any, will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions in the applicable indenture and any applicable supplemental indenture.

        As noted above, the debt securities may be guaranteed by one or more of AerCap's subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors.

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 CERTAIN IRISH, NETHERLANDS AND U.S. FEDERAL INCOME TAX CONSEQUENCES

        The material Irish, Netherlands and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in a prospectus supplement.

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PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to other purchasers.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriters, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the debt securities;

  •
  the initial public offering price of the debt securities; and

  •
  any exchange on which the securities will be listed.

Underwriters

        If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

        We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

        If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the

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institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

        Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

        Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

        The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

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 ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

        As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

  (i)
  The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

  (ii)
  The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

  (iii)
  When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

  (iv)
  Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

  (v)
  Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

        There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

  (i)
  A judgment obtained by fraud or trick will not be enforceable.

  (ii)
  A judgment in breach of natural or constitutional justice will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

  (iii)
  A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (ii) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

  (iv)
  A judgment inconsistent with a prior Irish judgment is not enforceable.

  (v)
  Jurisdiction cannot be obtained by the Irish courts over judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

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 ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

        We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union, and (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands, but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

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LEGAL MATTERS

        The validity of the debt securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Rotterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Buchalter Nemer, a Professional Corporation, Los Angeles, California (with respect to California law).

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AerCap Holdings N.V.'s Report on Form 6-K dated April 23, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of International Lease Finance Corporation incorporated in this prospectus by reference to AerCap Holdings N.V.'s Report on Form 6-K dated May 14, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

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 DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Under Dutch law, AerCap is permitted to purchase directors' and officers' insurance. AerCap carries such insurance. In addition, the articles of association of AerCap Holdings N.V., the articles of association of the Irish Issuer and the trust agreement relating to the U.S. Issuer each include indemnification of their respective directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch, Irish or U.S. law, respectively. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the applicable registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the said Act and is therefore unenforceable.

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